UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013 (June 12, 2013)

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

STW Energy Services LLC Loan Agreement

Effective June 26, 2013, STW Resources Holding Corp. (the “Company”) formed a new subsidiary, STW Energy Services, LLC (“STW Energy”) for the purpose of providing rig washing services in preparation for rig transport in Western and Southern Texas. STW Energy is 75% owned by the Company and 25% owned by Crown Financial, LLC (the “Investor”).

In connection with the formation of STW Energy, the Investor and STW Energy entered in a loan agreement (the “Loan Agreement”) pursuant to which the Investor agreed to lend the Company an aggregate of $1,000,000 pursuant to the terms that certain promissory note, dated June 26, 2013 (the “Note”).  The Note bears interest at a rate of 15% per annum and matures on June 26, 2016 (the “Maturity Date”).

Beginning on August 1, 2013, STW Energy shall be required to make monthly payments of accrued but unpaid interest of the principal amount of the Note.  Beginning November 1, 2013 and continuing on the same day of each successive month thereafter, the Company must prepay 1/33rd of the aggregate face amount of the Note, plus all accrued interest thereon, with the remainder to be due and payable on the Maturity Date.

All or any portion of the unpaid principal balance of the Note may be prepaid at any time, provided however, that if STW Energy elects to prepay all or part of the Note during the first six (6) months of the Note, the Company will be required to pay the Investor the amount of interest that would have been received by the Investor over the first six (6) months of the Note, if the Note had not been repaid, less any interest payments made as part of the principal and interest payments made by STW Energy during the first six (6) months of the Note.

The full principal amount of the Note is due upon a default under the terms of the Note. Upon an acceleration of the Note, the entire principal balance of the Note, together with all unpaid and accrued interest and all costs, expenses and fees, shall be due and payable together with interest on such amounts at the Default Rate (as defined in the Loan Agreement).

The Note is secured by all of the assets of STW Energy pursuant to the terms of that certain security agreement, dated June 26, 2013.  In connection with the Loan Agreement, the Company and the Investor entered into a guaranty agreement (the “Guaranty”) pursuant to which the Company agreed to guaranty payment of the Note on behalf of STW Energy.

STW Energy Services, LLC Account Purchase Agreement

Effective June 26, 2013, STW Energy and the Investor entered into an account purchase agreement (the “AP Agreement”) pursuant to which the Investor may, at its sole discretion, purchase certain of STW Energy’s eligible accounts receivable.  Upon any acquisition of an account receivable, the Investor will advance to the Company 80% of the face amount of the account receivable, subject to certain exceptions.  In the event that receivable remains outstanding beyond 90 days of the advance, then the Company will be required to either repay the advance or replace such receivable with another eligible account receivable. Each account receivable acquired by the Investor will be subject to a rebate amount of 18.5%, 17.00%, 15.50% and 0% if the Investor collects the full invoice amount within 30, 60, 90 and more than 90 days after the purchase date, respectively.  Either party may terminate the agreement upon 30 days prior written notice.  In connection with the AP Agreement, the STW Energy granted the Investor a security interest in all of the assets of STW Energy pursuant to the terms of that certain security agreement, effective June 26, 2013.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

A copy of the press release announcing the transactions described above is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, the board of directors of the Company appointed Lee Maddox, the Company’s chief operating officer, as a director of the Company, effective July 1, 2013.   There is no understanding or arrangement between Mr. Maddox and any other person pursuant to which Mr. Maddox was selected as a Director.  Mr. Maddox does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.    There are no transactions in which Mr. Maddox has an interest requiring disclosure under Item 404(a) of Regulation S-K.  The Company has orally agreed to provide Mr. Maddox with the standard director compensation of $75,000 per year, payable annually either in cash or the stock equivalent as determined by the board of directors.

Mr. Maddox has been our chief operating officer since October 22, 2012.  Since June 2009, Mr. Maddox has served as Member at JNC Energy, LLC a private energy company.   From February 2010 to February 2011, Mr. Maddox served as Vice President at Viper Products and Service, LLC, a private energy services company.  From March 1995 to August 2010, Mr. Maddox served as Vice President at Sanford and Tatum Insurance Agency, a private insurance company. Mr. Maddox received his B.A. in Marketing from Texas Tech University in 1996.

Item 7.01           Regulation FD Disclosure

On July 15, 2013, the Company provided a business summary of STW Energy to its shareholders.   A copy of the summary is attached hereto as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits

	4.1	Note, dated June 26, 2013, of STW Energy Services, LLC in the aggregate principal amount of $1,000,000
	10.1	Loan Agreement, dated June 26, 2013, by and between STW Energy Services, LLC and Crown Financial, LLC
	10.2	Security Agreement, dated June 26, 2013, by and between STW Energy Services, LLC and Crown Financial, LLC
	10.3	Guaranty, dated June 26, 2013 by STW Resources Holding Corp. in favor of Crown Financial, LLC
	10.4	Account Purchase Agreement, effective June 26, 2013, by and between STW Energy Services, LLC and Crown Financial, LLC
	10.5	Security Agreement, effective June 26, 2013, by and between STW Energy Services, LLC and Crown Financial, LLC
	99.1	Press Release, dated July 15, 2013
	99.2	Business Summary of STW Energy Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: July 16, 2013	By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer